SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

H. F. AHMANSON & COMPANY          HOME SAVINGS OF AMERICA          NEWS
                                  SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California  91706 * (818) 814-7922


FOR IMMEDIATE RELEASE                           CONTACTS:
---------------------                              Media: Mary Trigg
                                                          (818) 814-7922
                                                Investor: Steve Swartz
                                                          (818) 814-7986


                       GREAT WESTERN AND WASHINGTON MUTUAL
              CONTRADICT THEMSELVES OVER POOLING AND TIMING ISSUES

      -- STOCKHOLDERS DESERVE CLARITY ON CRITICAL ISSUES, AHMANSON SAYS --

      IRWINDALE, CA, April 14, 1997 -- H. F. Ahmanson & Company (NYSE:AHM) today called on Great Western Financial Corporation (NYSE:GWF) and Washington Mutual, Inc. (NASDAQ: WAMU) to make clear to their respective stockholders whether questions about their ability to use pooling-of-interests accounting and other matters are causing a delay in scheduling a special meeting of Great Western stockholders to consider the proposed merger of Great Western and Washington Mutual.

      According to the Washington Mutual S-4 filed with the Securities and Exchange Commission (SEC) on March 13, the Great Western-Washington Mutual merger agreement is conditioned on the ability of the companies to account for the transaction as a pooling-of-interests.

      Complete and accurate disclosure is required from Great Western and Washington Mutual after an attorney representing Great Western stated during a conference before the Delaware Chancery Court last Friday, April 11, that the company cannot predict when it will hold a special meeting to approve the Washington Mutual merger because the SEC is considering questions raised by Ahmanson regarding the ability of Washington Mutual and Great Western to use pooling-of-interests accounting. The attorney indicated that the SEC has to work out this issue.

      Great Western's representatives stated further that the Great Western-Washington Mutual proxy materials have not yet cleared the SEC, that Great Western has not yet received a comment letter from the SEC on its materials, and that Great Western expects to receive substantial comments from the SEC when it does receive such a letter. These statements contradict comments made recently by both Great Western and Washington Mutual.

      Ahmanson stated, "These statements clearly contradict assertions by both Great Western and Washington Mutual that their ability to use pooling-of-interests accounting is not in question. Just last Wednesday, Washington Mutual stated that the transaction will be submitted to the stockholders for their approval 'in the very near future.' Because the Great Western-Washington Mutual agreement is contingent on their ability to pool, stockholders of both companies deserve to be given accurate and current information on this issue."

      Specifically, Great Western and Washington Mutual have made the following public statements in contradiction to the statements made last Friday in court in Delaware:

* "Washington Mutual and Great Western have a fully executed definitive merger agreement that will be submitted to the shareholders of both companies for their approval in the very near future." (Washington Mutual press release, April 9, 1997)

* "Ahmanson's latest attack on Great Western's proposed business combination with Washington Mutual is baseless both as an accounting matter and as to the claim of lack of candor by Great Western's Board of Directors."
      (Great Western press release responding to pooling lawsuit, March 23,
      1997)

* "Ahmanson's assertion is unfounded." (Washington Mutual press release responding to Ahmanson's questions on its ability to use pooling-of-interests accounting, March 23, 1997)

      Last month, Ahmanson raised questions about whether Washington Mutual can use pooling-of-interests accounting due to indications Washington Mutual has given to the investor community regarding its intent to repurchase stock following a transaction with Great Western, and whether Great Western can engage in a pooling transaction because of changes it made in equity interests while possibly in contemplation of a business combination.

      H. F. Ahmanson & Company, with nearly $50 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

       SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
        HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
       EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
          AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
         CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer),
Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice

President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of April 11, 1997, Ahmanson is the beneficial owner of 3,134,100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of April 11, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 11, 1997, CSFB held a net short position of 4,076 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

                                       ###